Exhibit 21
SUBSIDIARIES OF H&R BLOCK, INC.
     The following is a list of the direct and indirect subsidiaries of H&R Block, Inc., a Missouri corporation.

Name	Jurisdiction
1) H&R Block Group, Inc.	Delaware
2) HRB Management, Inc.	Missouri
3) H&R Block Tax and Financial Services Limited	United Kingdom
4) Companion Insurance, Ltd.	Bermuda
5) H&R Block Services, Inc.	Missouri
6) H&R Block Tax Services, Inc.	Missouri
7) HRB Partners, Inc.	Delaware
8) HRB Texas Enterprises, Inc.	Missouri
9) H&R Block and Associates, L.P.	Delaware
10) H&R Block Canada, Inc.	Canada
11) Financial Stop, Inc.	British Columbia
12) H&R Block Canada Financial Services, Inc.	Canada
13) H&R Block (Nova Scotia) Incorporated	Nova Scotia
14) H&R Block Enterprises, Inc.	Missouri
15) H&R Block Eastern Enterprises, Inc.	Missouri
16) The Tax Man, Inc.	Massachusetts
17) HRB Royalty, Inc.	Delaware
18) H&R Block Limited.	New South Wales
19) West Estate Investors, LLC	Missouri
20) H&R Block Global Solutions (Hong Kong) Limited	Hong Kong
21) Express Tax Service, Inc.	Delaware
22) H&R Block Tax and Business Services, Inc.	Delaware
23) H&R Block Tax Institute, LLC	Missouri
24) Block Financial Corporation	Delaware
25) Option One Mortgage Corporation	California
26) Option One Mortgage Acceptance Corporation	Delaware
27) Option One Mortgage Securities Corp.	Delaware
28) Option One Mortgage Securities II Corp.	Delaware
29) Premier Trust Deed Services, Inc.	California
30) Premier Mortgage Services of Washington, Inc.	Washington
31) H&R Block Mortgage Corporation	Massachusetts
32) Option One Insurance Agency, Inc. (d/b/a H&R Block Insurance Agency)	California
33) Woodbridge Mortgage Acceptance Corporation	Delaware
34) Option One Loan Warehouse LLC	Delaware
35) Option One Advance Corporation	Delaware
36) AcuLink Mortgage Solutions, LLC	Florida
37) AcuLink of Alabama, LLC	Alabama
38) Option One Mortgage Corporation (India) Pvt Ltd	India
39) Option One Mortgage Capital Corporation	Delaware
40) First Option Asset Management Services, LLC	California
41) Premier Property Tax Services, LLC	California
42) First Option Asset Management Services, Inc.	California
43) Option One Mortgage Securities III Corp.	Delaware
44) Option One Mortgage Securities IV, LLC	Delaware
45) Companion Mortgage Corporation	Delaware
46) Franchise Partner, Inc.	Nevada
47) HRB Financial Corporation	Michigan

Name	Jurisdiction
48) H&R Block Financial Advisors, Inc.	Michigan
49) OLDE Discount of Canada	Canada
50) H&R Block Insurance Agency of Massachusetts, Inc.	Massachusetts
51) HRB Property Corporation	Michigan
52) HRB Realty Corporation	Michigan
53) 4230 West Green Oaks, Inc.	Michigan
54) Financial Marketing Services, Inc.	Michigan
55) 2430472 Nova Scotia Co.	Nova Scotia
56) H&R Block Digital Tax Solutions, LLC	Delaware
57) TaxNet Inc.	California
58) H&R Block Bank	Federal
59) BFC Transactions, Inc.	Delaware
60) RSM McGladrey Business Services, Inc.	Delaware
61) RSM McGladrey, Inc.	Delaware
62) RSM McGladrey Financial Process Outsourcing, L.L.C.	Minnesota
63) RSM McGladrey Financial Process Outsourcing India Pvt. Ltd (70% ownership)	India
64) Birchtree Financial Services, Inc.	Oklahoma
65) Birchtree Insurance Agency, Inc.	Missouri
66) Pension Resources, Inc.	Illinois
67) FM Business Services, Inc. (d/b/a Freed Maxick ABL Services)	Delaware
68) O’Rourke Career Connections, LLC (50% ownership)	California
69) Credit Union Jobs, LLC	California
70) RSM McGladrey TBS, LLC	Delaware
71) PDI Global, Inc.	Delaware
72) RSM Equico, Inc.	Delaware
73) RSM Equico Capital Markets, LLC	Delaware
74) Equico, Inc.	California
75) Equico Europe Limited	United Kingdom
76) RSM Equico Canada, Inc.	Canada
77) RSM McGladrey Business Solutions, Inc. (d/b/a RSM McGladrey Retirement Resources)	Delaware
78) CFS-McGladrey, LLC (50% ownership)	Massachusetts
79) Creative Financial Staffing of Western Washington, LLC (50% ownership)	Massachusetts
80) Cfstaffing, Ltd. (25% ownership)	British Columbia
81) RSM McGladrey Insurance Services, Inc.	Delaware
82) RSM McGladrey Employer Services, Inc.	Georgia
83) RSM Employer Services Agency, Inc.	Georgia
84) RSM Employer Services Agency of Florida, Inc.	Florida
85) H&R Block (India) Pvt. Ltd.	India
86) TaxWorks, Inc.	Delaware
87) RSM (Bahamas) Global, Ltd.	Bahamas